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                                                                      EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration
Statements:

- Registration Statement (Form S-8 No. 333-87863) pertaining to the Brightpoint, Inc. 1994 Stock Option Plan, as amended, the 1996 Brightpoint, Inc. Stock Option Plan, as amended, the Brightpoint, Inc. Non-employee Director Stock Option Plan and the Brightpoint, Inc. Employee Stock Purchase Plan,

- Registration Statement (Form S-8 No. 333-108496) pertaining to the Brightpoint, Inc. Amended and Restated Independent Director Stock Compensation Plan, and

- Registration Statement (Form S-8 No. 333-118769) pertaining to the Brightpoint, Inc. 2004 Long-Term Incentive Plan;

of our reports dated February 21, 2007, with respect to the consolidated financial statements and schedule listed in Item 15(a)(2) of Brightpoint, Inc. and Brightpoint, Inc., management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Brightpoint, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

                                                          /s/  ERNST & YOUNG LLP

Indianapolis, Indiana
February 21, 2007